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                                  EXHIBIT 10.90

                           LOGAN MEDICAL DEVICES, INC.

DEBENTURE
DUE JUNE 28, 2006



                                                                     $285,714.29

         FOR VALUE RECEIVED, the undersigned, Logan Medical Devices, Inc., a Colorado corporation (hereinafter referred to as the "Company," which term includes any successor corporation under the Loan and Security Agreement hereinafter referred to), with its principal office located at 506 Paula Avenue, Glendale, California 91201, hereby agrees and promises to pay to Ronald Bruce Logan-Sinclair, 2 Clarendon Drive, Rochester, Kent, ME2 3LT, United Kingdom, or registered assigns (hereinafter referred to as the "Holder"), on June 28, 2,006, the principal sum of two hundred and eighty-five thousand seven hundred fourteen dollars and twenty-nine cents ($285,714.29) and to pay interest on said principal sum, until payment of the principal hereof has been made or duly provided for, at the rate of nine per cent (9%) per annum, calculated on the basis of a 360-day year, consisting of 12-thirty day months, payable quarterly on March 31, June 30, September 30 and December 31 of each year commencing on June 30, 1998.

         The interest so payable on March 31, June 30, September 30 or December 31, as the case may be, shall, subject to certain exceptions provided in the Loan and Security Agreement hereinafter referred to, be paid to the person in whose name this debenture, or any debenture previously outstanding, upon the transfer of, or in exchange for, or in lieu of, which this debenture (hereinafter referred to as the "Debenture") was issued, was registered at the close of business on March 1, June 1, September 1 or December 1, as the case may be, by check to the order of the person appearing on the Debenture Register of the Company. Payment of the principal and interest (other than interest paid by check as aforesaid) on this Debenture will be made at the principal office of the Company in the City of Glendale, County of Los Angeles, State of California, in such coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

         This Debenture is a duly authorized Debenture of the Company issued and to be issued under that certain Loan and Security Agreement of even date herewith (hereinafter referred to as the "Loan and Security Agreement"), between the Company and the Holder, to which Loan and Security Agreement reference is made for a statement of the respective rights thereunder of the Company and the Holder, and the terms upon which the Debenture is, and is to be, authenticated and delivered.

         The provisions of the Loan and Security Agreement and the Debenture are to be governed by and construed in accordance with the laws of the State of Colorado.

         As provided in the Loan and Security Agreement, the Debenture may be redeemed at any time on or after December 28, 1996, at the option of the Company, as a whole, or from time to time in part, in each case on not less than thirty (30) nor more than sixty (60) days' prior written notice given by




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mail as provided in the Loan and Security Agreement and upon payment of the redemption price (hereinafter referred to as the "Redemption Price"), which shall consist of the principal amount of the Debenture plus interest accrued to, and not paid on or before, the date of redemption (hereinafter referred to as the "Redemption Date").

         As provided in the Loan and Security Agreement, upon the presentment by the Holder at any time on or after June 28, 1998, of a request for redemption together with the Debenture held by such Holder (hereinafter referred to as the "Presentment Date"), the Company shall redeem such Debenture by paying the Redemption Price not more than thirty (30) days from the Presentment Date.

         It is provided in the Loan and Security Agreement that, upon partial redemption of the Debenture, the same shall be surrendered in exchange, without service charge, for a new Debenture in aggregate principal amount equal to the unredeemed portion of the principal of the Debenture so surrendered.

         The Debenture (or portion thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Loan and Security Agreement shall cease to bear interest on the date fixed for redemption.

         If an Event of Default, as defined in the Loan and Security Agreement, shall occur, the principal of the Debenture may be declared due and payable in the manner and with the effect provided in the Loan and Security Agreement.

         The Loan and Security Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder under the Loan and Security Agreement at any time by the Company with the consent of the Holder. The Loan and Security Agreement also contains provisions permitting the Holder by written consent to waive compliance by the Company with certain provisions of the Loan and Security Agreement and certain past defaults under the Loan and Security Agreement and their consequences. Any such consent or waiver by the Holder shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

         As provided in the Loan and Security Agreement and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for transfer at the principal office of the Company where the principal hereof and interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon a new Debenture for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Subject to the provisions of the Loan and Security Agreement, the Company and any agent of the Company may treat the person in whose name this Debenture is registered as the absolute owner




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hereof for all purposes whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         This Debenture is issued as a registered Debenture without coupons.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by its President or one of its Vice Presidents, which may be a facsimile of his or her signature, and attested by its Treasurer, Secretary or one of its Assistant Secretaries, which may be a facsimile of his or her signature.

Effective date:  June 28, 1996

                                        LOGAN MEDICAL DEVICES, INC.




                                        By: /S/ Ronald Bruce Logan-Sinclair
                                           -------------------------------------
                                            Ronald Bruce Logan-Sinclair,
                                            President